                                                                   EXHIBIT 21.01



                       FAIRCHILD SEMICONDUCTOR CORPORATION
                            Worldwide Subsidiary List



                                                               State/Country of
                                                                Incorporation
                                                               ----------------

Fairchild Semiconductor Corporation of California                 Delaware
  Fairchild Korea Semiconductor Ltd.                              South Korea
Fairchild Semiconductor Ltd.                                      England
Fairchild Semiconductor GmbH                                      Germany
Fairchild Semiconductor S.r.l.                                    Italy
Fairchild Semiconductor Japan Ltd.                                Japan
Fairchild Semiconductor Hong Kong Ltd.                            Hong Kong
Fairchild Semiconductor Hong Kong (Holdings) Ltd.                 Hong Kong
Fairchild Semiconductor Asia Pacific Pta. Ltd.                    Singapore
Fairchild Semiconductor (Malaysia) Sdn. Shd.                      Malaysia
Fairchild Semiconductora de Mexico F. de R.L. de C.V.             Mexico
